EXHIBIT 99.1

Interleukin Genetics Moves Trading of Stock to OTCQB Marketplace

WALTHAM, MA — August 16, 2010 - Interleukin Genetics, Inc. (OTCQB: ILIU) today announced that trading of shares of the Company’s common stock will be transferred from the NYSE Amex to the OTCQB™ Marketplace effective today, August 16, 2010. Investors in the Company can trade the stock easily in this marketplace, where Interleukin Genetics’ symbol will now be ILIU.  The OTCQB market tier was recently introduced to better distinguish OTC securities that are registered and fully reporting with the Securities and Exchange Commission (SEC) or a banking or insurance regulator. Investors can now view real time stock quotes for ILIU at http://www.otcmarkets.com.

“Trading on the OTCQB brings a level of market maker transparency, which is good for our shareholders.  Our marketplace transfer will enable the Company to stay focused on dedicating resources to partnering and driving continued revenue growth of our Inherent Health brand of genetic tests,” said Lewis H. Bender, CEO. “We just announced a significant increase in quarterly revenue and a new major funded partnership. We will continue to pursue additional relationships with companies involved in markets that align with our products.”

About Interleukin Genetics, Inc.
Interleukin Genetics, Inc. (OTCQB: ILIU) develops and markets genetic tests that empower consumers to prevent chronic diseases and that assist pharmaceutical companies in the development and marketing of targeted therapeutics. The Company leverages its research, intellectual property and biomarker development experience to facilitate the emerging personalized health market. Interleukin Genetics markets a line of genetic tests under the Inherent Health brand including Bone Health, Weight Management, Heart Health and Nutritional Needs. The Company is headquartered in Waltham, MA. For more information please visit http://www.ilgenetics.com.

Certain statements contained herein are “forward-looking” statements, including statements regarding the Company’s ability to establish new partnerships.  Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those risks and uncertainties described in the Company’s  annual report on Form 10-K for the year ended December 31, 2009 and other filings with the Securities and Exchange Commission. The Company disclaims any obligation or intention to update these forward-looking statements.

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Contact:

Erin Walsh
Interleukin Genetics
781-419-4707
ewalsh@ilgenetics.com